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                                                                    Exhibit 99.3

                                 Amendment No. 1
                                       to
                             Stock Option Agreement

         The Stock Option Agreement dated as of January 22, 1999 (Exhibit A to the Agreement and Plan of Merger dated as of January 12, 1999 by and among Casella Waste Systems, Inc., Rutland Acquisition Sub, Inc and KTI, Inc.) (the "Agreement") is hereby amended as set forth below as of this 12th day of May, 1999:

           1. Section 1 is hereby amended by deleting the second sentence thereof and inserting the following in lieu thereof: "Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 2,769,331 shares of Common Stock (the "Shares") at a cash purchase price per share equal to the lower of
(i) $10.40, or (ii) the average closing price of Common Stock on the Nasdaq National Market for the five consecutive trading days beginning on and including the date that the Exchange Ratio, as amended by Amendment No. 1 to the Merger Agreement, is publicly announced (the "Purchase Price").

         2. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

         3. In all other respects, the Stock Option Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, the Grantee and the Grantor have caused this
Amendment No. 1 to be duly executed and delivered on the day and year first above written.




                GRANTOR:                  KTI, Inc.


                                          By: /s/ ROSS PIRASTEH
                                             ----------------------------------
                                          Title: Chairman


                GRANTEE:                  CASELLA WASTE SYSTEMS, INC.




                                          By: /s/ JOHN W. CASELLA
                                             ----------------------------------
                                          Title: Chairman and Chief
                                                 Executive Officer



          [signature page to Amendment No. 1 to Stock Option Agreement]





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